Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
The following is a list of subsidiaries of the Company as of December 31, 2014, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
Endo Limited	Ireland	Direct

Endo Management Limited	Ireland	Indirect

Endo Ventures Limited	Ireland	Ireland

Endo Ventures Bermuda Limited	Bermuda	Indirect

Endo Finance LLC	Delaware	Indirect

Endo Netherlands BV	Netherlands	Indirect

Endo U.S. Inc.	Delaware	Indirect

Endo Finco Inc.	Delaware	Indirect

Endo LLC	Delaware	Indirect

Endo Luxembourg Finance Company II S.a.r.l.	Luxembourg	Indirect

Endo Finance Limited	Ireland	Indirect

Endo Health Solutions Inc.	Delaware	Indirect

Endo Pharmaceuticals Inc.	Delaware	Indirect

Endo Pharmaceuticals Solutions Inc.	Delaware	Indirect

Endo Pharma Ireland Limited	Ireland	Indirect

Endo Luxembourg Holding Company S.a.r.l.	Luxembourg	Indirect

Endo Luxembourg Finance Company I S.a.r.l.	Luxembourg	Indirect

Endo Pharmaceuticals Valera Inc.	Delaware	Indirect

CPEC LLC	Delaware	Indirect

Paladin Labs Europe Limited	Ireland	Indirect

Paladin Labs Canadian Holding Inc.	Canada	Indirect

Paladin Labs, Inc.	Canada	Indirect

Litha Healthcare Group Limited	South Africa	Indirect

Laboratoris Paladin de Mexico S.A. (f/k/a Activa Pharma S.A.)	Mexico	Indirect

American Medical Systems Holdings, Inc.	Delaware	Indirect

American Medical Systems, Inc.	Delaware	Indirect

American Medical Systems Luxembourg S.a.r.l.	Luxembourg	Indirect

Laserscope	California	Indirect

AMS Research Corporation	Delaware	Indirect

AMS Sales Corporation	Delaware	Indirect

Ledgemont Royalty Sub LLC	Delaware	Indirect

Generics International (US Holdco), Inc.	Delaware	Indirect

Generics International (US Midco), Inc.	Delaware	Indirect

Generics International (US), Inc.	Delaware	Indirect

Generics International (US Parent), Inc.	Delaware	Indirect

Generics Bidco I, LLC	Delaware	Indirect

Generics Bidco II, LLC	Delaware	Indirect

Quartz Specialty Pharmaceuticals, LLC	Delaware	Indirect

Moores Mill Properties, LLC	Delaware	Indirect

Wood Park Properties, LLC	Delaware	Indirect

Vintage Pharmaceuticals, LLC	Delaware	Indirect

Boca Pharmacal LLC	Florida	Indirect

Exhibit 21

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
Grupo Farmaceutico Somar, S.A. de C.V.	Mexico	Indirect

DAVA Pharmaceuticals, Inc.	Delaware	Indirect

DAVA International, LLC	Delaware	Indirect

DAVA Capital Management, Inc.	Delaware	Indirect